UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025

Aspire Biopharma Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41293	33-3467744
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

194 Candelaro Drive, #233

Humacao, Puerto Rico 00791

(Address of Principal Executive Offices)

(415) 592-7399

(Registrant’s Telephone Number)

PowerUp Acquisition Corp.

188 Grand Street, Unit #195

New York, NY 10013

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ASBP	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	ASBPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 24, 2025, Aspire Biopharma Holdings, Inc. (the “Company”) entered into a Settlement Agreement (the “Agreement”) with Cobra Alternative Capital Strategies LLC, Blackstone Capital Advisors, Inc., and their affiliates (collectively, the “Lenders”) to resolve all matters related to previously issued notices of default and to amend certain outstanding loan agreements.

Pursuant to the Agreement, the Lenders withdrew and cancelled all prior notices of default and acceleration previously delivered to the Company. Any alleged previous defaults under the Company’s loan agreements were deemed cured, and all previous accelerations of payment were rendered null and void. The Company maintains that it was not in default at any time. Additionally, the Agreement provides for an extension of the maturity dates of key promissory notes by seventy-five (75) days, extending the earliest maturity date to August 15, 2025, and amending additional notes to extend their maturity dates to September 10, 2025.

In connection with the Agreement, the Company agreed to issue 625,000 shares of common stock to Blackstone Capital Advisors, Inc. and to register those shares, along with certain other restricted securities, through the filing of a registration statement on Form S-1 no later than May 13, 2025. The Company also agreed to remove lock-up restrictions on certain shares held by Cobra Alternative Capital Strategies LLC, Blackstone Capital Advisors, Inc., and Thor Special Situations LLC, enabling such shares to be made eligible for transfer to the Direct Registration System. The Lenders also agreed to enter into lock-up/leak-out agreements governing the sale of Company shares through August 20, 2025, with sale limitations tied to the Company’s daily trading volume, as detailed in the Agreement.

The Company believes that the execution of the Agreement reflects a strengthened relationship with its senior lenders and provides it with important operational and financial flexibility over the coming months.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Settlement Agreement
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRE BIOPHARMA HOLDINGS, INC.

	By:	/s/ Ernest Scheidemann
Ernest Scheidemann
Chief Financial Officer

Date: April 30, 2025